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                                                                       EXHIBIT 8

                            SULLIVAN & WORCESTER LLP

                             ONE POST OFFICE SQUARE

                          BOSTON, MASSACHUSETTS 02109

     IN                                                               IN NEW
 WASHINGTON,                     (617) 338-2800                      YORK CITY
    D.C.                                                             767 THIRD
    1025                      FAX NO. 617-338-2880                    AVENUE
 CONNECTICUT                                                         NEW YORK,
AVENUE, N.W.                                                         NEW YORK
 WASHINGTON,                                                           10017
 D.C. 20036                                                         (212) 486-
 (202) 775-                                                            8200
    8190                                                              FAX NO.
FAX NO. 202-                                                         212-758-
  293-2275                                                             2151

                                          January 15, 1999

American Tower Corporation
116 Huntington Avenue
Boston, Massachusetts 02116

Ladies and Gentlemen:

The following opinions are furnished to you to be filed with the Securities and Exchange Commission (the "SEC") as Exhibit 8 to the registration statement on Form S-4, (the "Registration Statement"), to be filed by American Tower Corporation ("ATC") under the Securities Act of 1933, as amended (the "Securities Act").

We have acted as counsel for ATC in connection with the preparation of the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, corporate records, certificates and statements of officers and accountants of ATC and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinions hereinafter set forth. Specifically, and without limiting the generality of the foregoing, we have reviewed (i) the Agreement and Plan of Merger, dated as of November 16, 1998, by and among ATC, American Towers, Inc., and OmniAmerica, Inc., and (ii) the Amended and Restated Agreement and Plan of Merger, dated as of December 18, 1998, by and among ATC, American Towers, Inc., ATC Merger Corporation, and TeleCom Towers, L.L.C., as amended on December 23, 1998. With respect to all questions of fact on which the opinions set forth below are based, we have assumed the accuracy and completeness of and have relied on the information set forth in the Registration Statement, and in the documents incorporated therein by reference, and on representations made to us by the officers of ATC. We have not, however, independently verified such information.

The opinions set forth below are based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, the "Tax Laws"). No assurance can be given that the Tax Laws will not change. In preparing the discussions with respect to Tax Laws matters in the sections of the Registration Statement captioned "The OmniAmerica Merger--Certain Federal Income Tax Consequences of the Merger" and "The TeleCom Merger--Certain Federal Income Tax Consequences of the Merger," we have made certain assumptions and expressed certain conditions and qualifications therein, all of which assumptions, conditions and qualifications are incorporated herein by reference.

Based upon and subject to the foregoing, we are of the opinion that the discussions with respect to Tax Laws matters in the sections of the Registration Statement captioned "The OmniAmerica Merger--Certain Federal Income Tax Consequences of the Merger" and "The TeleCom Merger--Certain Federal Income Tax Consequences of the Merger," in all material respects are accurate and fairly summarize the Tax Laws issues addressed therein, and hereby confirm that the opinions of counsel referred to in said sections represent our opinions on the subject matter thereof.

These opinions are intended solely for the benefit and use of ATC, and they are not to be used, released, quoted, or relied upon by anyone else for any purpose (other than as required by law) without our prior written
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consent in each instance. We hereby consent to the filing of these opinions as an exhibit to the Registration Statement and to the reference to our firm therein under the sections captioned "The OmniAmerica Merger--Certain Federal Income Tax Consequences of the Merger" and "The TeleCom Merger--Certain Federal Income Tax Consequences of the Merger." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the SEC promulgated thereunder.

                                          Very truly yours,

                                          /s/ Sullivan & Worcester llp

                                          SULLIVAN & WORCESTER LLP